FOR IMMEDIATE RELEASE

               AMERICAN BUSINESS FINANCIAL SERVICES, INC. REPORTS
             FINANCIAL RESULTS FOR THE THIRD QUARTER OF FISCAL 2004
                      Company Announces 10% Stock Dividend

Philadelphia, PA...May 13, 2004...American Business Financial Services, Inc.
(ABFS) (NASDAQ: ABFI) today announced its financial results for the third quarter of fiscal 2004, ended March 31, 2004. The Company reported a net loss attributable to common stock of $33.2 million, or $10.53 per share, on revenues of $23.4 million for the quarter. This compares to net income of $221,000, or $0.06 per diluted share, on revenues of $71.8 million during the same comparable period of fiscal 2003.

For the nine month period ended March 31, 2004, ABFS reported a net loss attributable to common stock of $84.3 million, or $27.79 per share, on revenues of $72.2 million, compared to net income of $4.2 million, or $1.36 per diluted share, on revenues of $220.9 million during the first nine months of fiscal 2003.

On May 13, 2004, the Company's Board of Directors declared a 10% stock dividend to all shareholders of record as of May 25, 2004, payable on June 8, 2004. Under the terms of the stock dividend, ABFS shareholders will receive a dividend of 10 shares for every 100 shares held on the record date. Fractional shares created by the stock dividend will be paid in cash based upon the Company's stock on June 8, 2004, as adjusted for the stock dividend.

Albert W. Mandia, Executive Vice President and Chief Financial Officer of ABFS said, "While our financial performance has been impacted through our transition period, we have made considerable progress this quarter in building the infrastructure for our adjusted business model. Since January 2004, we have added approximately 129 professionals to our broker origination channel, bringing the total broker loan origination network to a team of 150 professionals nationwide. These efforts are generating traction, and we believe we are on pace to originate close to $500 million of new loans during our fourth quarter ending June 30, 2004, which would be a company record. Our new business model, focused more on whole loan sales, will make us less dependent on the securitization market going forward, which we believe will lead to more stable core operating earnings and improved cash flow."

During the third quarter, ABFS recorded total pre-tax non-cash adjustments on securitization assets of $23.2 million, of which $15.1 million was charged to the income statement and $8.1 million was charged to other comprehensive income, a component of stockholders' equity. These write-downs of interest-only strips and servicing rights, referred to as the Company's securitization assets, continue to primarily reflect higher than expected prepayments as market anticipation of higher interest rates accelerated refinancing activity. For the same period in fiscal 2003, the Company recorded total pre-tax valuation adjustments of $16.9 million, of which $10.7 million was charged to the income statement.

LOAN ORIGINATIONS

During the three-month period ended March 31, 2004, ABFS loan originations totaled $241.4 million, compared to $403.7 million for the prior year period. For the nine-month period ended March 31, 2004, the Company originated $468.6 million in mortgage loans, compared to $1.2 billion for the same prior year period. Mandia said, "Last October, as we were initially employing our warehouse facilities, our monthly origination volume was less than $28.0 million. Last month (April), subsequent to the quarter end, we originated approximately $140.0 million in loans, the fifth highest monthly total in Company history. We believe this more than five-fold increase in loan originations validates our adjusted business model, and sets us on a path toward future profitability."


                               [GRAPHIC OMITTED]


                       October 2003           April 2004
                       ------------           ----------
                         $28.0 M               $140.0 M



KEY ABFS ACCOMPLISHMENTS IN IMPLEMENTING THE COMPANY'S ADJUSTED BUSINESS STRATEGY DURING THE QUARTER INCLUDE:

o In January 2004, the Company announced that Peter Levasseur joined ABFS as Executive Vice President of Upland Mortgage Brokerage Services giving the Company a second brokerage office in Southern California, home to three of the top ten housing markets in the country, according to the National Association of Realtors.

o In March 2004, the Company announced the hiring of another veteran in the mortgage industry, William Winters, as Senior Vice President of American Business Mortgage Services, Inc. Winters and his staff of 40 mortgage professionals, based in Edgewater, Maryland, is responsible for helping the Company grow its broker business.

o Also in March 2004, ABFS introduced UplandBroker.com, a new Internet tool that is one of the most innovative and interactive loan structuring web sites for brokers in the industry.

o Subsequent to the fiscal third quarter, in May 2004, the Company completed a $276 million mortgage loan sale with a leader in the acquisition and servicing of blemished credit residential mortgages. $224 million of the total sale was completed in March. All sales were on a servicing-released basis. As ABFS grows its loan origination volume, whole loan sales will be a fundamental component. This will allow ABFS to offer a broader mortgage product line, capture strategic efficiencies and improve its cash flow position.


Mandia continued, "While we anticipate incurring operating losses through the first quarter of fiscal 2005, with the progress we believe we have made toward our business model transition, we can now see a path to profitability by the quarter ended December 31, 2004. We are also encouraged that ABFS was able to generate operating cash flow of $13.0 million during the quarter ($163 million for the first nine months), reflecting the benefits of our revised business model. Again, we believe we are continuing to make real progress in implementing our adjusted business model, and we continue our optimism for our future prospects, based on our month-by-month growth in loan origination volume, which is the foundation of our adjusted business model."

American Business Financial Services, Inc. is a diversified financial services organization operating mainly in the eastern and central portions of the United States. Recent expansion has positioned the Company to increase its operations in the western portion of the United States, especially California. Through its principal direct and indirect subsidiaries, the Company currently originates, sells and services home equity loans through a combination of channels, including a national processing center located at its centralized operating office in Philadelphia, Pennsylvania. The Company also processes and purchases home equity loans from other financial institutions through its Bank Alliance Services program.

For further information, contact Albert W. Mandia, Executive Vice President and Chief Financial Officer, 215-940-4504, or Keith Bratz, VP--Corporate Communications, 215-940-4525. Additional information can be found in the Form 10-Q filed with the SEC.

Certain statements contained in this press release, which are not historical fact, may be deemed to be forward-looking statements under federal securities laws. There are many important factors that could cause American Business Financial Services, Inc. and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, including interest rate risk, future residential real estate values, regulatory changes (legislative or otherwise) affecting the mortgage lending and real estate industries, regulatory investigations of lending practices, lending to credit-impaired borrowers, competition, demand for the Company's products, relationships with brokers, ability to obtain financing, loan prepayment rates, delinquency and default rates, access to securitization markets, changes in factors influencing or interruptions in securitization and whole loan sale markets, ability to successfully implement changes in business strategy, amount of debt outstanding, restrictive covenants in debt instruments and other risks identified in American Business Financial Services, Inc.'s Securities and Exchange Commission filings.


                                      # # #

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
              (dollar amounts in thousands, except per share data)


                                                              THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                  MARCH 31,                                MARCH 31,
                                                        ----------------------------------     ----------------------------------
                                                            2004               2003                 2004              2003
                                                        ---------------  -----------------     ----------------  ----------------
                                                                  (Unaudited)                             (Unaudited)
REVENUES
     Gain on sale of loans:
        Securitizations                                      $       -           $ 54,504            $  15,107         $ 170,394
        Whole loan sales                                         7,208                 (4)              10,207                29
     Interest and fees                                           4,870              4,665               11,690            13,393
     Interest accretion on interest-only strips                  9,605             12,114               30,942            34,361
     Servicing income                                            1,283                486                3,810             2,667
     Other income                                                  478                  1                  480                 7
                                                        ---------------     --------------        -------------     -------------
        TOTAL REVENUES                                          23,444             71,766               72,236           220,851
                                                        ---------------     --------------        -------------     -------------

EXPENSES
     Interest                                                   16,901             16,824               50,369            51,057
     Provision for credit losses                                 4,876              1,718               12,846             4,692
     Employee related costs                                     11,175              9,418               36,826            29,965
     Sales and marketing                                         4,590              6,963               10,524            20,136
     Trading (gains) and losses                                 (1,745)               782               (6,815)            5,257
     General and administrative                                 23,256             25,375               63,736            69,633
     Securitization assets valuation adjustments                15,085             10,657               37,848            33,303
                                                        ---------------     --------------        -------------     -------------
        TOTAL EXPENSES                                          74,138             71,737              205,334           214,043
                                                        ---------------  -----------------        -------------     -------------

INCOME (LOSS) BEFORE PROVISION
     FOR INCOME TAXES (BENEFIT)                                (50,694)                29             (133,098)            6,808

PROVISION FOR INCOME TAXES (BENEFIT)                           (19,263)              (192)             (50,577)            2,655
                                                        ---------------     --------------        -------------     -------------

INCOME (LOSS) BEFORE DIVIDENDS
     ON PREFERRED STOCK                                        (31,431)               221              (82,521)            4,153

DIVIDENDS ON PREFERRED STOCK                                     1,751                  -                1,751                 -
                                                        ---------------     --------------        -------------     -------------

NET INCOME (LOSS) ATTRIBUTABLE TO
     COMMON STOCK                                            $ (33,182)          $    221            $ (84,272)        $   4,153
                                                        ===============     ==============        =============     =============

EARNINGS (LOSS) PER COMMON SHARE
     Basic                                                   $  (10.53)          $   0.07            $  (27.79)        $    1.43
                                                        ===============     ==============        =============     =============
     Diluted                                                 $  (10.53)          $   0.06            $  (27.79)        $    1.36
                                                        ===============     ==============        =============     =============

     Average Common Shares (in thousands):
        Basic                                                    3,182              2,941                3,033             2,909
        Diluted                                                  3,182              3,103                3,033             3,043


           AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (dollar amounts in thousands)

                                                                                     MARCH 31,               JUNE 30,
                                                                                       2004                    2003
                                                                                -------------------      -----------------
ASSETS                                                                              (UNAUDITED)               (Note)
Cash and cash equivalents (includes restricted cash of $15,197 at
   March 31, 2004 and $16,988 at June 30, 2003)                                 $        31,375          $       47,475
Loan and lease receivables, net
   Available for sale                                                                   121,518                 271,402
   Interest and fees                                                                     20,655                  15,179
   Other                                                                                 36,362                  23,761
Interest-only strips (includes the fair value of over-
    collateralization related cash flows of $239,567
    at March 31, 2004 and $279,245 at June 30, 2003)                                    496,709                 598,278
Servicing rights                                                                         82,823                 119,291
Receivable for sold loans                                                                     -                  26,734
Prepaid expenses                                                                         15,438                   3,477
Property and equipment, net                                                              26,180                  23,302
Deferred income tax asset                                                                38,581                       -
Other assets                                                                             28,578                  30,452
                                                                                ---------------          --------------
TOTAL ASSETS                                                                    $       898,219          $    1,159,351
                                                                                ===============          ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Subordinated debentures                                                         $       585,797          $      719,540
Senior collateralized subordinated notes                                                 55,420                       -
Warehouse lines and other notes payable                                                  86,644                 212,916
Accrued interest payable                                                                 37,571                  45,448
Accounts payable and other accrued expenses                                              32,687                  30,352
Deferred income tax liability                                                                 -                  17,036
Other liabilities                                                                        89,936                  91,990
                                                                                ---------------          --------------
TOTAL LIABILITIES                                                                       888,055               1,117,282
                                                                                ---------------          --------------

STOCKHOLDERS' EQUITY
Preferred stock, par value $.001, liquidation preference of $1.00 per share plus accrued and unpaid dividends to the date of liquidation, authorized shares,
   203,000,000 at March 31, 2004 and 3,000,000 at June 30, 2003; Issued:
   61,807,088 shares of Series A at March 31, 2004                                           62                       -
Common stock, par value $.001, authorized shares, 209,000,000 at March 31, 2004 and 9,000,000 at June 30, 2003; Issued: 3,653,165 shares at March 31, 2004 and June 30, 2003 (including treasury shares of 506,273 at March 31, 2004 and
   706,273 at June 30, 2003)                                                                  4                       4
Additional paid-in capital                                                               84,035                  23,985
Accumulated other comprehensive income                                                    5,017                  14,540
Unearned compensation                                                                      (760)                      -
Retained earnings (deficit)                                                             (71,168)                 13,104
Treasury stock, at cost                                                                  (6,426)                 (8,964)
                                                                                ---------------          --------------
                                                                                         10,764                  42,669
Note receivable                                                                            (600)                   (600)
                                                                                ---------------          --------------
TOTAL STOCKHOLDERS' EQUITY                                                               10,164                  42,069
                                                                                ---------------          --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $       898,219          $    1,159,351
                                                                                ===============          ==============

Note: The balance sheet at June 30, 2003 has been derived from the audited financial statements at that date.

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.



                             TOTAL PORTFOLIO QUALITY
                      (for the last three fiscal quarters)

     The following table provides data concerning delinquency experience, real estate owned and loss experience for the total loan and lease portfolio in which we have interests, either because the loans and leases are on our balance sheet or sold into securitizations in which we have retained interests. The total portfolio is divided into the portion of the portfolio managed by us and the portion of the portfolio serviced by others. See Attachment A for a reconciliation of total portfolio and REO measures to our balance sheet. Previously delinquent loans managed by us subject to deferment and forbearance arrangements are not included in this table if borrowers are current on principal and interest payments as required under the terms of the original note (exclusive of delinquent payments advanced or fees paid by us on the borrower's behalf as part of the deferment or forbearance arrangement) (dollars in thousands):

                                             MARCH 31,                   DECEMBER 31,               SEPTEMBER 30,
                                               2004                          2003                       2003
                                    ----------------------------  ---------------------------  ----------------------
DELINQUENCY BY TYPE                      AMOUNT          %              AMOUNT        %            AMOUNT       %
-------------------                 ----------------  -------     ----------------  --------   -------------  -------
MANAGED BY ABFS:
  BUSINESS PURPOSE LOANS
  Total managed portfolio........... $      278,608                $      307,807               $   364,970
                                    ================              ===============              ============
  Period of delinquency:
    31-60 days...................... $        4,864     1.75%      $        6,640    2.16%      $     5,761    1.57%
    61-90 days......................          5,798     2.08                7,109    2.31             6,129    1.68
    Over 90 days....................         52,434    18.82               47,449   15.41            42,831   11.74
                                    ---------------   --------    ---------------   -------    ------------   -------
    Total delinquencies............. $       63,096    22.65%      $       61,198   19.88%      $    54,721   14.99%
                                    ===============   ========    ===============   =======    ============   =======
  REO............................... $        4,411                $        1,879               $     4,491
                                    ===============               ===============              ============
  HOME EQUITY LOANS
  Total managed portfolio........... $    1,914,165                $    2,179,052               $ 2,601,125
                                    ===============               ===============              ============
  Period of delinquency:
    31-60 days...................... $       36,885     1.93%      $       53,522    2.46%      $    53,514    2.06%
    61-90 days......................         21,964     1.15               31,668    1.45            36,729    1.41
    Over 90 days....................        121,999     6.37              125,212    5.75           122,997    4.73
                                    ---------------   --------    ---------------   -------    ------------   -------
    Total delinquencies............. $      180,848     9.45%      $      210,402    9.66%      $   213,240    8.20%
                                    ===============   ========    ===============   =======    ============   =======
  REO............................... $       21,778                $       22,359               $    21,561
                                    ===============               ===============              ============
  EQUIPMENT LEASES
  Total managed portfolio........... $            -                $        3,669               $     5,705
                                    ===============               ===============              ============
  Period of delinquency:
    31-60 days...................... $            -       - %      $          419   11.42%      $       248    4.34%
    61-90 days......................              -       -                    93    2.54                40    0.70
    Over 90 days....................              -       -                   127    3.46               200    3.51
                                    ---------------   --------    ---------------   -------    ------------   -------
    Total delinquencies............. $            -       - %      $          639   17.42%      $       488    8.55%
                                    ===============   ========    ===============   =======    ============   =======

TOTAL MANAGED BY ABFS
Total managed portfolio............. $    2,192,773                $    2,490,528               $ 2,971,800
                                    ===============               ===============              ============
  Period of delinquency:
    31-60 days...................... $       41,749     1.90%      $       60,581    2.43%      $    59,523    2.00%
    61-90 days......................         27,762     1.27               38,870    1.56            42,898    1.44
    Over 90 days....................        174,433     7.95              172,788    6.94           166,028    5.59
                                    ---------------   --------    ---------------   --------   ------------   -------
    Total delinquencies............. $      243,944    11.12%      $      272,239   10.93%      $   268,449    9.03%
                                    ===============   ========    ===============   ========   ============   =======
  REO............................... $       26,189     1.19%      $       24,238    0.97%      $    26,052    0.88%
                                    ===============   ========    ===============   ========   ============   =======
SERVICED BY OTHERS:
  Total portfolio serviced by others $      156,644                $      167,582               $         -
                                    ===============               ===============              ============
  Period of delinquency:
    31-60 days...................... $        8,649     5.52%      $       10,112    6.04%      $         -      - %
    61-90 days......................          3,529     2.25                3,198    1.91                 -      -
    Over 90 days....................          5,804     3.71                1,984    1.18                 -      -
                                    ---------------   --------    ---------------   --------   ------------   -------
    Total delinquencies............. $       17,982    11.48%      $       15,294    9.13%      $         -      - %
                                    ===============   ========    ===============   ========   ============   =======

                            -Continued on next page-

                             TOTAL PORTFOLIO QUALITY
                (for the last three fiscal quarters - continued)

                                             MARCH 31,                  DECEMBER 31,              SEPTEMBER 30,
                                                2004                        2003                      2003
                                    ----------------------------  ------------------------- -------------------------
                                         AMOUNT         %             AMOUNT       %           AMOUNT        %
                                    ----------------  ----------  -------------- ---------- -------------  ------

TOTAL PORTFOLIO..................... $    2,349,417                  $ 2,658,110              $2,971,800
                                    ===============                =============             ===========
  Period of delinquency:
    31-60 days...................... $       50,398     2.15%       $     70,693    2.66%     $   59,523     2.00%
    61-90 days......................         31,291     1.33              42,068    1.58          42,898     1.44
    Over 90 days....................        180,237     7.67             174,772    6.58         166,028     5.59
                                    ---------------   ------       -------------   ------    -----------    ------
    Total delinquencies............. $      261,926    11.15%       $    287,533   10.82%     $  268,449     9.03%
                                    ===============   ======       =============   ======    ===========    ======
  REO............................... $       26,189     1.11%       $     24,238    0.91%     $   26,052     0.88%
                                    ===============   ======       =============   ======    ===========    ======

Losses experienced during the period
    (a)(b):
    Loans........................... $       10,923     1.71%       $     12,375    1.77%     $    8,100     0.97%
                                                      ======                       ======                   ======
    Leases..........................              -       - %                (41)  (3.49)%             1     0.06%
                                    ---------------   ======       -------------   ======     ----------    ======
   Total Losses....................  $       10,923     1.71%       $     12,334    1.76%     $    8,101     0.97%
                                    ===============   ======       =============   ======     ==========    ======


(a) Percentage based on annualized losses and average total portfolio.

Losses recorded on our books were $7.6 million ($5.7 million from charge-offs through the provision for loan losses and $1.9 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $3.3 million for the three months ended March 31, 2004. Losses recorded on our books were $7.7 million ($6.1 million from charge-offs through the provision for loan losses and $1.6 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $4.6 million for the three months ended December 31, 2003. Losses recorded on our books were $3.5 million ($1.5 million from charge-offs through the provision for loan losses and $2.0 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $4.6 million for the three months ended September 30, 2003. Losses recorded on our books include losses for loans we hold as available for sale or real estate owned and loans repurchased from securitization trusts.

                                                                    ATTACHMENT A

                    AMERICAN BUSINESS FINANCIAL SERVICES, INC
                  Reconciliation of Non-GAAP Financial Measures

The earnings release contains non-GAAP financial measures. For purposes of the Securities and Exchange Commission Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flow that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statement) of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to accounting principles generally accepted in the United States of America. Pursuant to the requirements of Regulation G, we have provided in this addendum a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

We present total portfolio and total real estate owned, referred to as REO, information. The total portfolio measure includes loans and leases recorded on our balance sheet and securitized loans and leases both managed by us and serviced by others. Reconciliation of total portfolio and REO measures follows (Dollars in thousands):

               MARCH 31, 2004:                                              Delinquencies
               -------------------------------------------------------------------------------
                                                                          Amount         %
                                                                       -----------------------
               On-balance sheet loan
                    receivables................... $       120,561     $       5,565     4.62%
               Securitized loan
                       receivables................       2,228,856           256,361    11.50%
                                                   ---------------     -------------
               Total Portfolio.................... $     2,349,417     $     261,926    11.15%
                                                   ===============     =============

               On-balance sheet REO............... $         2,508
               Securitized REO....................          23,681
                                                   ---------------
               Total REO.......................... $        26,189
                                                   ===============

               DECEMBER 31, 2003:                                           Delinquencies
               -------------------------------------------------------------------------------
                                                                          Amount         %
                                                                       -----------------------
               On-balance sheet loan and lease
                    receivables................... $       116,673     $       7,213    6.18%
               Securitized loan and lease
                       Receivables................       2,541,437           280,320   11.03%
                                                   ---------------     -------------
               Total Portfolio.................... $     2,658,110     $     287,533   10.82%
                                                   ===============     =============
               On-balance sheet REO............... $         3,077
               Securitized REO....................          21,161
                                                   ---------------
               Total REO.......................... $        24,238
                                                   ===============

               SEPTEMBER 30, 2003:                                          Delinquencies
               -------------------------------------------------------------------------------
                                                                          Amount         %
                                                                       -----------------------
               On-balance sheet loan and lease
                    receivables................... $       164,108     $      11,825     7.21%
               Securitized loan and lease
                       receivables................       2,807,692           256,624     9.14%
                                                   ---------------     -------------
               Total Portfolio.................... $     2,971,800     $     268,449     9.03%
                                                   ===============     =============

               On-balance sheet REO............... $         4,566
               Securitized REO....................          21,486
                                                   ---------------
               Total REO.......................... $        26,052
                                                   ===============
